Exhibit 10.4.1

PROSPECTOR PARTNERS AND ONEBEACON INSURANCE GROUP, LTD. AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT
PROSPECTOR PARTNERS, LLC, a Delaware limited liability company (the "Adviser"), having an address at 370 Church Street, Guilford, Connecticut 06437, and OneBeacon Insurance Group, Ltd., a Bermuda Corporation ("OneBeacon"), having an address at Bank of Butterfield Building, 42 Reid Street, Hamilton HM 12, Bermuda, hereby enter into this Amended and Restated Investment Management Agreement, dated as of February 25, 2015 (this "Agreement"), and hereby agree that the Adviser shall act as discretionary adviser with respect to the specified assets of each subsidiary of OneBeacon identified on Schedule A (each, a "Client") to this Agreement as such schedule may be amended from time to time to add new subsidiaries as Clients on the following terms and conditions:
1.Investment Accounts. The investment account of each of the entities identified in Schedule A to this Agreement (each an "Investment Account") shall consist of cash and securities in an amount equal to at least $30,000,000 (the "Minimum Account Amount"), or such other amount as may be agreed to by the Adviser, initially furnished by the Client for investment pursuant to this Agreement, as well as all other assets which become part of each Investment Account as a result of trading therein or additions thereto, except for amounts withdrawn there from and paid to the Client. Each Client may make additions to the Investment Account in amounts exceeding $100,000, or in such other amount as may be agreed to by the Adviser, provided that the Adviser shall have received prompt written notice of such additions. Each Client may make withdrawals from its Investment Account in such amounts as it shall determine upon not less than 30 days prior written notice thereof to the Adviser and provided that the withdrawal shall not cause the assets in the Investment Account to fall below the Minimum Account Amount, unless otherwise agreed to by the Adviser.
2.Services of Adviser. By execution of this Agreement the Adviser accepts appointment as adviser for each Investment Account with full discretion and agrees to supervise and direct the investments of each Investment Account in accordance with the investment objective, policies and restrictions described in the investment guidelines attached hereto as Schedule B (the "Investment Guidelines"). In the performance of its services, the Adviser will not be liable for any error in judgment or any acts or omissions to act except those resulting from the Adviser's gross negligence, willful misconduct or malfeasance. Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities laws. The Adviser shall have no responsibility whatsoever for the management of any assets of the entities identified in Schedule A to this Agreement other than such entities' Investment Account.
3.Discretionary Authority. Subject to the Investment Guidelines, the Adviser shall have full discretion and authority, without obtaining any prior approval, as the Client's agent and attorney-in-fact: (a) to make all investment decisions in respect of each Investment Account on the Client's behalf and at the sole risk of the Client; (b) to buy, sell, exchange, convert, liquidate or otherwise trade in any stock, bond and other securities or financial instruments in respect of each Investment Account; (c) to place orders with respect to, and to arrange for, any of the foregoing; and (d) in furtherance of the foregoing, to do anything which the Adviser shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, the selection of such brokers, dealers, and others as the Adviser shall determine in its absolute discretion.
4.Custody. The assets of each Investment Account shall be held in one or more separately identified accounts in the custody of one or more banks, trust companies, brokerage firms or other entities designated by the Client and acceptable to the Adviser. The Adviser will communicate its investment purchase, sale and delivery instructions directly with the party identified by the Client or other qualified depositories. The Client shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and the Adviser shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the custodians.
5.Brokerage. When placing orders for the execution of transactions for an Investment Account, the Adviser may allocate all transactions to such brokers or dealers, for execution on such markets, at such prices and commission rates, as are selected by the Adviser in its sole discretion. In selecting brokers or dealers to execute transactions, the Adviser need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost. It is not the Adviser's practice to negotiate "execution only" commission rates, and, in negotiating commission rates, the Adviser shall take into account the financial stability and reputation of brokerage firms and brokerage and research services provided by such brokers. An Investment Account may be deemed to be paying for research provided or paid for by the broker which is included in the commission rate although the Investment Account may not, in any particular instance, be the direct or indirect beneficiary of the research services provided. All products and services furnished by brokers will be limited to products and services which constitute "brokerage and research services" within the meaning of the "safe harbor'' set forth in Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Safe Harbor'') and all such products and services will satisfy all of the conditions under the Safe Harbor for reliance by the Adviser. Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors; market, finance and economic studies and forecasts; financial publications; statistics and pricing services; discussions with research personnel; and software and data bases utilized in the investment management process. OneBeacon acknowledges on behalf of each Client that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may at times result in higher transaction costs than would otherwise be obtainable. The Adviser is hereby authorized to, and OneBeacon acknowledges on behalf of each Client that the Adviser may aggregate orders on behalf of each Investment Account with orders on behalf of other clients of the Adviser. In such event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, shall be made in a manner which the Adviser considers to be the most fair and equitable to all of its clients, including the Clients.

6.Representations and Warranties.

a.	OneBeacon represents, warrants and agrees that:

i)	it has full legal power and authority to enter into this Agreement;

ii)
the appointment of the Adviser hereunder is permitted by each Client's governing documents and any investment management agreement between OneBeacon and the Clients to this Agreement and has been duly authorized by all necessary corporate or other action; and

iii)
it will indemnify the Adviser and hold it harmless against any and all losses, costs, claims and liabilities which the Adviser may suffer or incur arising out of any material breach of these representations and warranties of OneBeacon.

a.	Adviser represents, warrants and agrees that:

i)	it has full legal power and authority to enter into this Agreement;

ii)	it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the "Advisers Act");

iii)	entering into this Agreement has been duly authorized by all necessary action; and

iv)
it will indemnify OneBeacon and hold it harmless against any and all losses, costs, claims and liabilities which OneBeacon or any Client may suffer or incur arising out of any material breach of any representations and warranties of the Adviser.

7.Reports. The Adviser shall provide OneBeacon with reports containing the status of the Investment Account at least monthly (i.e. "Flash Report"), and will provide written advisory report letters on a quarterly basis. All records maintained pursuant to this Agreement shall be subject to examination by OneBeacon and by persons authorized by it, or by appropriate governmental authorities, at all times upon reasonable notice. The Adviser shall provide copies of trade tickets, custodial reports and other records OneBeacon reasonably requires for accounting or tax purposes.
8.Management Fee and Expenses. The Adviser will be paid a quarterly management fee (the "Management Fee") for its investment advisory services provided hereunder, determined in accordance with Schedule C to this Agreement. During the term of this Agreement, the Management Fee shall be billed and payable in arrears on a quarterly basis within 10 days after the last day of each calendar quarter based upon the value of the Investment Accounts as of the last day of the immediately preceding calendar quarter. The Management Fee shall be pro-rated for any partial quarter. It is understood that, in the event that the Management Fee is to be paid by the custodian out of the Investment Accounts, OneBeacon or the Clients will provide written authorization to the custodian to pay the Management Fee directly from the Investment Accounts.
(a)Each Investment Account shall be responsible for all expenses incurred directly in connection with transactions effected on behalf of the Investment Account pursuant to this Agreement and shall include: custodial fees; PAM accounting service fees, lnfomediary, investment expenses such as commissions; and other expenses reasonably related to the purchase, sale or transmittal of Investment Account assets (other than research fees and expenses with respect to the Investment Account).

9.Confidential Relationship.
(a)The Parties hereby agree that all of the information provided to the Client by the Adviser and to the Adviser by the Client shall be considered proprietary and confidential in nature (hereinafter, the “Confidential Information”) and, as such, shall not be disclosed or revealed or caused to be disclosed or revealed, in any manner, to any non-party to this Agreement, except:

(i)
as may be required by law or any judicial, regulatory or self-regulatory authority (including without limitation any required filing with the SEC or any insurance regulator), provided that notice of any such disclosure is at the time sent to the other party, except that no notice will be required for routine SEC or department of insurance filings or routine state department of insurance financial or market conduct exams,

(ii)	as the either party may consent to specifically in advance in writing;

(iii)
any such Confidential Information may be disclosed to each party’s officers, directors, employees, consultants, contractors, advisors, and fiduciaries (“Representatives”) who need to know such information in order to perform their job duties or provide services to the Client or its affiliates and so long as they agree to keep it confidential;

(iv)
“Confidential Information” does not include any information which (A) is or subsequently becomes published or available to the public other than by breach of this Agreement, (B) is received by receiving party from a non-party not in breach of any obligation of confidentiality, (C) is independently developed by receiving party, or (D) was in receiving party’s possession or known to receiving party before disclosing party disclosed it to receiving party; and

(v)
Adviser Confidential Information does not include the identification of the Client as a Client or the Client’s investments as of a given point in time which are required to be disclosed together with investments of Adviser’s other clients to comply with applicable federal securities laws (which is consistent with (a)(i)).

(b)    The Client agrees that:

(i)	Adviser may disclose that the Client is a client of the Adviser and to the inclusion of the Client on a list of representative clients of the Adviser or in other marketing materials;

(ii)
Adviser shall be permitted to retain copies of all documentation necessary under the Advisers Act to support the track record or otherwise required to be retained under the Advisers Act and related rules, but only for such period as required to be retained under applicable federal securities laws; and

(iii)
The Client shall not allow the Confidential Information to be used to purchase, sell, trade or invest in any securities, instruments or other investments owned by the Account without obtaining the prior written consent of the Adviser, unless such consent is impossible or impractical due to an event of force majeure that interferes with Adviser’s performance under this Agreement.

(c)
The Adviser or its affiliates may be irrevocably damaged if the covenants herein with respect to Adviser Confidential Information are not specifically enforced and, accordingly, the Client hereby further agrees that, in addition to any other relief or remedies available to the Adviser, the Adviser shall be entitled to seek an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining the Client from any actual or threatened breach of such covenant, and no bond or security will be required in connection therewith. In any event, the Client shall be responsible for any breach of this Agreement by any of the Client’s Representatives, and the Client agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Adviser Confidential Information or any other breach of the terms of this Agreement.

(d)
The Client or its affiliates may be irrevocably damaged if the covenants herein with respect to Client Confidential Information are not specifically enforced and, accordingly, the Adviser hereby further agrees that, in addition to any other relief or remedies available to the Client, the Client shall be entitled to seek an appropriate injunction or other equitable remedy from a court with proper jurisdiction for the purposes of restraining the Adviser from any actual or threatened breach of such covenant, and no bond or security will be required in connection therewith. In any event, the Adviser shall be responsible for any breach of this Agreement by any of the Adviser’s Representatives, and the Adviser agrees, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Client Confidential Information or any other breach of the terms of this Agreement.

(e)
Adviser agrees that the Client shall be permitted to report the Investment Track Record (on a stand-alone basis, as part of its total portfolio return or otherwise) with respect to the Investment Account in any internal or external reports of it or its affiliates.

10.Non-Assignability. No "assignment", as that term is defined in the Advisers Act, of this Agreement shall be made by the Adviser or OneBeacon without the written consent of the other party.
11.Directions to the Adviser. All directions by OneBeacon by or on behalf of the Clients to the Adviser shall sent via e-mail with a written confirmation in the manner set forth in Section 16 below. The Adviser shall be fully protected in relying upon any such writing or e-mail which the Adviser believes to be genuine and signed or presented by the proper person or persons, shall be under no duty to make any investigation or inquiry as to any statement contained therein and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.
12.Consultation with Counsel. The Adviser may consult with legal counsel (who may be counsel to OneBeacon) concerning any question that may arise with reference to its duties under this Agreement, and the opinion of such counsel shall be full and complete protection in respect of any action taken or omitted by the Adviser hereunder in good faith and in accordance with such opinion.
13.Services to Other Clients. It is understood that the Adviser acts as investment adviser to other clients and may give advice and take action with respect to such clients that differs from the advice given or the action taken with respect to the Investment Accounts. Nothing in this Agreement shall restrict the right of the Adviser, its members, managers, officers, employees or affiliates to perform investment management or advisory services for any other person or entity, and the performance of such service for others shall not be deemed to violate or give rise to any duty or obligation to the Client.
14.Investment by the Adviser for Its Own Account. Nothing in this Agreement shall limit or restrict the Adviser or any of its members, managers, officers, employees or affiliates from buying, selling or trading any securities for its or their own account or accounts. OneBeacon on behalf of each Client acknowledges that the Adviser and its members, managers, officers, employees, affiliates and other clients may at any time have, acquire, increase, decrease or dispose of securities which are at or about the same time acquired or disposed of for the account of a Client. The Adviser shall have no obligation to purchase or sell for the Investment Accounts or to recommend for purchase or sale by the Investment Accounts any security that the Adviser or its members, managers, officers, employees or affiliates may purchase or sell for itself or themselves or for any other client.
15.Proxies. Subject to any other written instructions of OneBeacon, the Adviser is hereby appointed OneBeacon's agent and attorney-in-fact in its discretion to vote, convert or tender in an exchange or tender offer any securities in the Investment Accounts, to execute proxies, waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities.

16.Notices. All notices and instructions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when delivered via e-mail and in writing or deposited by first-class mail to the following addresses: (a) if to the Adviser, at its address set forth above, Attention: Peter N Perugini, CFO, or (b) if to OneBeacon, at its address set forth above, Attention Paul McDonough, CFO. The Adviser or the Client may change its address or specify a different manner of addressing itself by giving notice of such change in writing to the other party.
17.Entire Agreement Amendment. This Agreement sets forth the entire agreement of the parties with respect to management of the Investment Account and shall not be amended except by an instrument in writing signed by the parties hereto.
18.Termination. This Agreement shall continue in force from the date hereof until terminated by either party, with or without cause, without penalty by written notice to the other party at least thirty (30) days prior to the date upon which such termination is to become effective, provided that the Client shall honor any trades executed but not settled before the date of any such termination. Upon termination of this Agreement, (i) any accrued and unpaid Management Fee hereunder, (ii) accrued reimbursable expenses and (iii) any reasonable additional expenses incurred in closing out the Account shall be paid by the Client or the relevant Affiliated Company to the Adviser. Termination of this Agreement will not affect any accrued rights, indemnities, existing commitments or any contractual provisions intended to survive termination.
19.Governing Law. To the extent that the interpretation or effect of this Agreement shall depend on state law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.
20.Effective Date. This Agreement shall be retroactively effective as of December 31, 2014.
21.Receipt of Disclosure Statement. OneBeacon acknowledges receipt of a copy of Part II of the Adviser's Form ADV in compliance with Rule 204-3(b) under the Advisers Act more than 48 hours prior to the date of execution of this Agreement. The Adviser shall annually and without charge, upon request by OneBeacon, deliver to OneBeacon the current version of such form or a written document containing at least the information then required to be contained in such form.
22.Counterparts. This Agreement may be executed in two counterparts, each one of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

ADVISER: PROSPECTOR PARTNERS, LLC By: /s/ Peter Perugini Title: CFO	ONEBEACON: ONEBEACON INSURANCE GROUP, LTD. By: /s/ Paul McDonough Title: CFO

SCHEDULE A
SUBSIDIARIES OF ONEBEACON INSURANCE GROUP, LTD. SUBJECT TO THIS INVESTMENT MANAGEMENT AGREEMENT
Atlantic Specialty Insurance Company
Homeland Insurance Company of Delaware
OBI National Insurance Company
Mill Shares Holdings (Bermuda), Ltd.*
OneBeacon Services, LLC*
OneBeacon U.S. Financial Services, Inc.
Split Rock Insurance, Ltd.
OneBeacon Insurance Group, LLC

* Subsidiary is not subject to insurance regulations.

SCHEDULE B

INVESTMENT GUIDELINES

Investment Objective
The Adviser's objective is to achieve consistent positive returns and to maximize long-term total returns within prudent levels of risk through capital appreciation on a diversified portfolio of investments.
Performance Objectives
The Adviser will report to OneBeacon Insurance Group, Ltd. on a quarterly basis to review the Adviser's total investment performance. It is understood that there are likely to be short-term periods during which performance deviates from market indices. During such times, greater emphasis shall be placed on performance comparisons with investment managers employing similar styles. The overall performance of the Adviser's Investment Accounts will be measured by referencing broad and mutually agreed upon market indices over a 3-year rolling period.
Guidelines
The Adviser must remain a registered adviser under the Investment Advisors Act of 1940. Wherever these guidelines contain a limitation expressed as a percentage of the portfolio assets, that percentage shall be measured solely with reference to the assets that are under the Adviser's control. Subject to these guidelines, the Adviser shall have full discretion to manage the Investment Account's assets.

•	The Adviser may not purchase securities on margin, sell short, or enter into derivative transactions in the Investment Account without the written consent of OneBeacon Insurance Group, Ltd.

•
The Adviser may purchase Rule 144A securities provided such securities are judged by the Adviser to be liquid and do not in the aggregate exceed 20% of the market value of the Account. The Adviser shall also be able to purchase securities if such securities are convertible into publicly traded securities.

•	At least 95% of the Investment Account will consist of securities of companies having a market capitalization of $100 million or greater.

•
The Investment Account may include domestic and non-domestic securities (common stocks, securities that are convertible into common stocks, preferred stocks, bonds, warrants and rights to subscribe to common stocks) that are listed on registered exchanges or actively traded in the over-the-counter market.

•	Issuers of securities located in countries other than the United States, including emerging market countries, shall not exceed 40% of the market value of the Investment Account.

•	In terms of diversification, investments shall be allocated with the intent to minimize the risk of large losses to the Investment Account. The maximum total investment of any one security s hall be limited to 10% of the market value of the Investment Account at the time of purchase, and 25% of the market value of the Investment Account at any time thereafter. The aforementioned limit does not apply to securities issued by the U.S. Treasury.

•
For entities not subject to insurance regulations, the Adviser may purchase distressed debt, which includes, but is not limited to, securities of troubled companies that have defaulted, are in bankruptcy, or are on the verge of default. The maximum total investment in distressed debt shall be limited to 15% of the market value of the Investment Account.

•
If the aggregate investment in the equity securities in the Investment Account of any one company exceeds 5% of that company's outstanding shares of all classes of stock of that issuer, the Adviser will notify OneBeacon Insurance Group, Ltd.

•	Notwithstanding the foregoing, in no event shall the Adviser acquire securities of White Mountains Insurance Group, Ltd., One Beacon Insurance Group, Ltd. or any of its affiliated companies.
Exceptions
Any exceptions taken to this Investment Guideline Statement must be submitted in writing to OneBeacon Insurance Group, Ltd.

SCHEDULE C
FEE SCHEDULE TO THE INVESTMENT MANAGEMENT AGREEMENT, DATED February 25, 2015, BETWEEN PROSPECTOR PARTNERS, LLC AND ONEBEACON INSURANCE GROUP, LTD.

Each term used in this Schedule C but not defined herein shall have the meaning assigned to that term in the Investment Management Agreement, dated February 25, 2015 (the "Agreement"), between OneBeacon Insurance Group, Ltd. and Prospector Partners, LLC, the adviser (the "Adviser").
1.The Adviser shall be paid a Management Fee (pro-rated for periods less than a full calendar quarter) computed in accordance with the table below based on the value of the aggregate net assets (including cash and cash equivalents) of each Investment Account and the net assets of each other client of the Adviser identified on Schedule D to this Agreement (such collective aggregate net assets shall be referred to as the "Aggregate Net Assets"}, determined in accordance with paragraph Section 2 below. Each entity identified in Schedule A and each other client of the Adviser identified in Schedule D will bear its proportionate share of the Management Fee.

Aggregate Net Assets	Annual Fee	Quarterly Fee
Up to $200 million	100 basis points (1.00% or 0.0100)	25 basis points (0.25% or 0.00250)
Next $200 million (From $200 million to $400 million)	50 basis points	12.50 basis points
Amounts over $400 million	25 basis points	6.25 basis points

2. For all purposes under the Agreement, including the determination of the Management Fee, the market value of securities shall be as follows: securities that are listed on a national securities exchange shall be valued at their last sales price on the date of determination and securities that are not so listed shall be valued at their last sales price on the date of determination, or if no sales of such securities occurred on the date of determination, such securities shall be valued at the last "bid" price at the close of business on such day (or if sold short at the last "asked" price at the close of business on such day) quoted by the National Association of Securities Dealers, Inc.'s Automatic Quotation System or, if not quoted on such system, by one of the principal market makers in such securities selected by the Adviser. Notwithstanding the foregoing, if the securities to be valued constitute a block which, in the judgment of the Adviser, could not be liquidated in a reasonable time without depressing the market, such block shall then be valued by the Adviser but not at a unit value in excess of the quoted market price for such security. All other assets of the Investment Accounts shall be assigned such value as the Adviser may reasonably determine.

SCHEDULE D
CLIENTS OF PROSPECTOR PARTNERS, LLC SUBJECT TO FEE SCHEDULE SET FORTH IN SCHEDULE C
Atlantic Specialty Insurance Company
Homeland Insurance Company of Delaware
OBI National Insurance Company
Mill Shares Holdings (Bermuda), Ltd.
OneBeacon Services, LLC
OneBeacon Pension Plan
OneBeacon 401(k) Savings and Employee Stock Ownership Plan - Equity
OneBeacon 401(k) Savings and Employee Stock Ownership Plan - Fully Managed
Trust for the Payment of Non-Qualified Retirement Benefits
OneBeacon U.S. Financial Services, Inc.
Split Rock Insurance, Ltd.
OneBeacon Insurance Group, LLC